EXHIBIT 99.1

FOR IMMEDIATE RELEASE: NEWS

El Cajon, California, October 27, 2005.
     SPECTRE GAMING COMPLETES SALE OF SERIES B CONVERTIBLE PREFERRED SHARES
        NEW CAPITAL WILL FUEL THE COMPANY'S AMUSEMENT-WITH-PRIZE BUSINESS

Spectre Gaming, Inc. (OTCBB: "SGMG") announced today that it has completed the sale of $7,420,000 of its Series B Convertible Preferred Stock. The private placement was subscribed to by institutional investors and high net worth individuals. The Series B Convertible Preferred Stock is convertible into common stock of the Company based upon $1.60 per common share. The Company also issued the Series B investors 5-year warrants to purchase 4,637,500 additional shares of common stock at a price of $1.84 per share. Merriman Curhan Ford & Co. acted as the sole manager on the transaction.

"This offering represents a major step toward improving our balance sheet, achieving our growth objectives and strengthening our capital base," stated Russell Mix, Chief Executive Officer. "This transaction helps us to aggressively pursue our Amusement-With-Prize ("AWP") business. Within the past three weeks we have announced contracts expected to generate a minimum of 500 installations of the games, and now we can expand our reach even faster."

Mix continued, "We are pleased with the attention and support Spectre received from a variety of new institutional investors in this private placement. We have added a number of strong and well-respected investors as Spectre shareholders which we believe will improve our visibility in the investment community."

In May of 2005, the Company entered into an exclusive multi-year license agreement with Alliance Gaming Corporation (NYSE: AGI), through its Bally Gaming and Systems business unit, that grants certain rights to proprietary software as well as, subject to ongoing conditions, Bally game titles developed by Bally that the Company intends to deliver to the AWP marketplace. The market for AWP is legal in some form in at least 45 states with an estimated 300,000 machines already in operation. The Company believes that it will deliver compelling products to this underserved marketplace.

The shares sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a registration statement covering the shares and the shares underlying the warrants within 30 days. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.


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About Spectre Gaming:

Spectre Gaming Inc., with offices at 1466 Pioneer Way, El Cajon, California 92020, is a provider of proprietary interactive electronic games to the Native American, Amusement-With-Prize and charitable gaming markets. The Company designs and develops networks, software and content that provide its customers with a comprehensive gaming system.

Contact: Russell Mix, (619) 440-6183

Investor Relations:

Bill Arnold
Crosslink Financial
(415) 388-4675
warnold@crosslinkfinancial.com

This news  release  contains  various  "Forward-Looking  Statements"  within the meaning of Section  27A of the  Securities  Act of 1933 and  Section  21E of the
Securities Exchange Act of 1934 that are intended to be covered by the safe harbors created thereby. Statements made in this release which are not historical in nature, including but not limited to statements using the terms "may," "expect to," "believe," "should," "anticipate," and other language using a future aspect, are referred to as forward-looking statements, should be viewed as uncertain and should not be relied upon. Although our management believes that the results reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the expectations expressed in such forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include those set forth in the Company's annual report on Form 10-KSB for the year ended December 31, 2004, and in other filings made, from time to time, by the Company with the Securities and Exchange Commission, including the Company's Registration Statement on Form SB-2, filed on June 29, 2005. The forward-looking statements contained herein speak only as of the date when made and the Company does not undertake to update such statements.